Exhibit 23.1

LBB & ASSOCIATES LTD., LLP

10260 Westheimer Road, Suite 310

Houston, TX 77042

Phone: (713) 800-4343 Fax: (713) 456-2408

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of Lone Star Gold, Inc. on Form S-1 to be filed with the commission on or about October 15, 2012 of our report dated March 22, 2012, relating to the financial statements of Lone Star Gold, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas

October 15, 2012